Exhibit 99.1

Signing Day Sports Unveils 2025 U.S. Army Bowl Regional Combine Series Schedule

14 Events Over 4 Months Expected to Connect 3,500+ Student-Athletes to Signing Day Sports App and Recruiting Platform

SCOTTSDALE, Ariz., December 9, 2024 -- Signing Day Sports, Inc. (“Signing Day Sports” or the “Company”) (NYSE American: SGN), the developer of the Signing Day Sports app and platform to aid high school athletes in the recruitment process, today announced a schedule of events in its expected role as National Recruiting Partner for the 2025 U.S. Army Bowl Regional Combine Series.

The U.S. Army Bowl Regional Combine Series, spanning 14 events from February through May 2025, is expected to spotlight the talents of more than 3,500 up-and-coming student-athletes. Participation in these combines is one of the steps required for athletes seeking selection for the 2025 U.S. Army Bowl National High School All-American game. With an expected attendance of at least 250 athletes per event, the combines offer invaluable recruitment exposure and opportunities and an ideal venue to introduce the Signing Day Sports app to a wide audience of potential new users. All participants will be given access to the app’s features, benefits, and services, designed to support their recruiting journey and athletic development.

Jeff Hecklinski, President of Signing Day Sports, commented, “The energy and momentum surrounding the 2025 U.S. Army Regional Combine Series, which we expect to be powered by Signing Day Sports, is truly inspiring. Since its launch in 2023, the U.S. Army Regional Combine Series has seen remarkable growth, from around 600 participants in its first year to an anticipated 3,500 in 2025. It has firmly established itself as the nation’s premier regional and national football combine series, empowering student-athletes and their families to build their brands and jumpstart their recruiting journeys. As we gear up for the third annual series, we are proud to play a key role in the recruiting process for student-athletes nationwide. The 2025 Combine Series is expected to showcase talent from 14 powerhouse football states, including Georgia, Florida, Texas, California, Ohio, and Alabama.”

The 2024 U.S. Army Bowl National Combine and U.S. Army Bowl Game will take place later this month, from December 18–22, at the home of the Dallas Cowboys, The Star, in Frisco, Texas.

About Signing Day Sports

Signing Day Sports’ mission is to help student-athletes achieve their goal of playing college sports. Signing Day Sports’ app allows student-athletes to build their Signing Day Sports’ recruitment profile, which includes information college coaches need to evaluate and verify them through video technology. For more information on Signing Day Sports, go to https://bit.ly/SigningDaySports.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, including without limitation, the likelihood that the owner of the U.S. Army Bowl will agree to continue its sponsorship arrangement with the Company following its scheduled termination on December 31, 2024; the Company’s ability to realize the expected benefits of its collaboration with the owner of the U.S. Army Bowl; the ability of the collaboration to yield significant revenues or other value for the Company; the Company’s ability to execute the collaboration strategy as expected; the number of student-athletes who will use and purchase subscriptions to the Company’s app through the Company’s U.S. Army Bowl collaboration; the Company’s ability to obtain additional funding to develop additional services and offerings; market acceptance of the Company’s offerings; competition from existing online offerings or new offerings that may emerge; impacts from strategic changes to the Company’s business on its net sales, revenues, income from continuing operations, or other results of operations; the Company’s ability to attract new users and customers, increase the rate of subscription renewals, and slow the rate of user attrition; the Company’s ability and third parties’ abilities to protect intellectual property rights; the Company’s ability to adequately support future growth; the Company’s ability to comply with user data privacy laws and other current or anticipated legal requirements; and the Company’s ability to attract and retain key personnel to manage its business effectively. Further information regarding factors which could affect the forward-looking statements can be found under “Risk Factors” and sections containing cautionary statements relating to forward-looking statements in the Company’s periodic reports which are filed with the Securities and Exchange Commission. These risks, uncertainties and other factors are, in some cases, beyond our control and could materially affect results. If one or more of these risks, uncertainties or other factors become applicable, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

SGN@crescendo-ir.com